EXHIBIT 32.1

Certificate pursuant to 18 U.S.C. Section 1350,

as adopted pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Elite Health Systems Inc. on Form 10-K for the period ending December 31, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Prasad Jeereddi, Chief Executive Officer of Elite Systems Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Elite Health Systems Inc.

/s/ Dr. Prasad Jeereddi

Dr. Prasad Jeereddi

CEO & Chairman of the Board

April 15, 2026